EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in Amendment No. 1 to Form SB-2/A Registration Statement Under The Securities Act of 1933 (File No. 333-68398) of Millennia Tea Masters, Inc. (a Texas corporation) of our audit report dated January 17, 2002 on the financial statements of Millennia Tea Masters, Inc. as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in stockholders' equity and cash flows for each of the years ended December 31, 2001 and 2000, respectively, and for the period from August 3, 1998 (date of inception) through December 31, 2001. accompanying the financial statements contained in such Amendment No. 1 to Form SB-2/A Registration Statement Under The Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


                                                         /s/ S. W. HATFIELD, CPA
                                                         -----------------------
                                                         S. W. HATFIELD, CPA

Dallas, Texas
February 6, 2002







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